Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2026.

On April 1, 2026, Korsana entered into a Merger Agreement with Cyclerion and Cariboos Merger Sub Corp and Cariboos Merger Sub II, LLC, both wholly owned subsidiaries of Cyclerion, which agreement was subsequently amended on April 17, 2026, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Cariboos Merger Sub Corp will merge with and into Korsana, with Korsana continuing as a wholly owned subsidiary of Cyclerion and the surviving corporation (the “First Merger”). Immediately following the First Merger and as part of the same overall transaction, Korsana will merge with and into Cariboos Merger Sub II, LLC (the “Second Merger” and, together with the First Merger, the “Merger”), with Cariboos Merger Sub II, LLC being the surviving entity of the Second Merger. The closing of the Korsana Pre-Closing Financing is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement and occurred immediately prior to the closing of the Merger. As such, the pro forma adjustments reflected the Merger and the Korsana Pre-Closing Financing. The Merger closed on September 8, 2026, following the effectiveness of Cyclerion’s registration statement on Form S-4 and receipt of approval by the stockholders of each of Korsana and Cyclerion, in the latter case pursuant to the Cyclerion Special Meeting. In connection with the Merger, Cariboos Merger Sub II, LLC changed its corporate name to “Korsana Biosciences Operating Company, LLC” and Cyclerion changed its name to “Korsana Biosciences, Inc.” Cyclerion following the Merger is referred to herein as the “Combined Company.” The Combined Company is led by Korsana’s management team and remains focused on discovering and developing novel therapies designed to reduce the burden of neurodegenerative diseases, starting with Alzheimer’s disease.

At the Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each then-outstanding share of Korsana common stock (including shares of Korsana common stock issued in connection with the Korsana Pre-Closing Financing) was automatically converted solely into the right to receive a number of shares of Cyclerion common stock equal to the Exchange Ratio, (ii) each-then-outstanding share of Cyclerion Series A preferred stock was automatically converted solely into the right to receive a number of shares of Cyclerion common stock, (iii) each then-outstanding share of Korsana Series Seed preferred stock was converted into the right to receive a number of shares of newly created Cyclerion Series B non-voting Preferred Stock, which are each convertible into 1,000 shares of Cyclerion common stock, equal to the Exchange Ratio divided by 1,000, (iv) each-then-outstanding share of Korsana Series A preferred stock was automatically converted into the right to receive a number of shares of Cyclerion common stock equal to the Exchange Ratio, as well as a right to receive a pre-funded warrant to purchase Korsana common stock that was converted into a pre-funded warrant to purchase Cyclerion common stock, subject to adjustment as set forth in the form of the pre-funded warrant, (v) each then-outstanding option to purchase Korsana common stock was assumed by Cyclerion and was converted into an option to purchase shares of Cyclerion common stock, adjusted for the Exchange Ratio, (vi) each then-outstanding warrant to purchase Korsana common stock was assumed by Cyclerion and was converted into a warrant to purchase shares of Cyclerion common stock, adjusted for the Exchange Ratio, (vii) each then-outstanding share of Korsana restricted stock was assumed by Cyclerion, subject to adjustment as set forth in the Merger Agreement, (viii) each then-outstanding pre-funded warrant to purchase shares of Korsana common stock was converted into a pre-funded warrant to purchase shares of Cyclerion common stock, subject to adjustment as set forth in the Merger Agreement and the form of pre-funded warrant, (ix) the vesting of each option to acquire shares of Cyclerion common stock that was issued and outstanding was accelerated, each in-the-money option was cancelled and converted into the right to receive an amount in cash, without interest, less any applicable tax withholding, equal to the product obtained by multiplying (A) the excess of the Cyclerion Closing Price over the exercise price per share of Cyclerion common stock underlying such Cyclerion option by (B) the number of shares of Cyclerion common stock underlying such Cyclerion option, and each out-of-the-money option was cancelled for no consideration; and (x) the vesting of each unvested Cyclerion restricted stock award was accelerated, and all vested and unsettled Cyclerion restricted stock awards were cancelled and converted into the right to receive a number of shares of Cyclerion common stock equal to the number of unsettled shares of Cyclerion common stock underlying such Cyclerion restricted stock award.

The Exchange Ratio is calculated as 0.2074 shares of Cyclerion common stock for each share of Korsana common stock on the closing date. Under the Exchange Ratio formula, the former Korsana stockholders immediately before the effective time, including those purchasing shares and pre-funded warrants in the Korsana Pre-Closing Financing, own approximately 98.9% of the outstanding common stock of the Combined Company, and the stockholders of Cyclerion immediately before the effective time own approximately 1.2% of the outstanding common stock of the Combined Company, which gave effect to (a) Cyclerion net cash as of the closing of the Merger being $(2.3) million, (b) Korsana closing the Korsana Pre-Closing Financing for an aggregate gross purchase price of approximately $380.0 million, (c) a valuation for Cyclerion equal to $7.7 million based on net cash of $(2.3) million at closing, and (d) a valuation for Korsana equal to $268.4 million plus $380.0 million of assumed proceeds in the Korsana Pre-Closing Financing, in each case as further described in the Merger Agreement.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which, together with the Korsana Pre-Closing Financing is accounted for as a reverse recapitalization under U.S. GAAP. For further details related to the accounting for the Merger, please see Notes 1 and 3 below. All share amounts have been adjusted to reflect the Exchange Ratio of 0.2074 shares of Cyclerion common stock for each share of Korsana common stock, which reflects a one-for-seven reverse stock split of Cyclerion common stock immediately prior to the closing of the Merger, unless otherwise stated.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Cyclerion and Korsana as of June 30, 2026 and depicts the accounting of the Merger and Pre-Closing Financing transactions (collectively, the “transaction”) prepared pursuant to Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 for Cyclerion and Korsana and for the year ended December 31, 2025 for Cyclerion and Korsana, combine the historical results of Cyclerion and Korsana for those periods and depict the pro forma transaction accounting adjustments assuming that those adjustments were made as of January 1, 2025. Collectively, the pro forma balance sheet transaction accounting adjustments and the pro forma statements of operations transaction accounting adjustments are referred to as the “transaction accounting adjustments” or “pro forma adjustments.”

These unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•

the historical unaudited financial statements of Korsana as of and for the three and six months ended June 30, 2026, and the related notes included as Exhibit 99.2 of this Current Report on Form 8-K and incorporated herein by reference;

•

the historical unaudited financial statements of Cyclerion as of and for the three and six months ended June 30, 2026, and the related notes included in its Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026;

•

the historical audited financial statements of Korsana as of and for the year ended December 31, 2025, and the related notes included in the Cyclerion’s Registration Statement on Form S-4 most recently amended on July 22, 2026 and declared effective on July 24, 2026;

•

the historical audited financial statements of Cyclerion as of and for the year ended December 31, 2025, and the related notes included in its Annual Report on Form 10-K filed with the SEC on March 30, 2026;

•

the section titled “Korsana’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to Korsana as of and for the three and six months ended June 30, 2026 included as Exhibit 99.3 of this Current Report on Form 8-K and incorporated herein by reference;

•

the section titled “Korsana’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to Korsana as of and for the year ended December 31, 2025 included in the Cyclerion’s Registration Statement on Form S-4 most recently amended on July 22, 2026 and declared effective on July 24, 2026;

•

the section titled “Cyclerion’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Cyclerion as of and for the three and six months ended June 30, 2026 included in its Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026; and

•

the section titled “Cyclerion’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Cyclerion as of and the year ended December 31, 2025 included in its Annual Report on Form 10-K filed with the SEC on March 30, 2026.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the Merger, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Cyclerion and Korsana been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AS OF JUNE 30, 2026

(In thousands)

	Historical
	5(A) Cyclerion Therapeutics, Inc.	5(B) Korsana Biosciences Inc.	Transaction Accounting Adjustments	Notes		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,391	$121,167	$(520)	5	(a)	$473,503
			380,000	5	(c)
			(25,708)	5	(d)
			(2,490)	5	(e)
			(246)	5	(g)
			(91)	5	(j)
Prepaid expenses	112	608	(112)	5	(f)	608
Other current assets	11	31	—			42

Total current assets	1,514	121,806	350,833			474,153
Operating lease right-of-use asset	—	1,024	—			1,024
Property and equipment, net	66	210	—			276
Restricted Cash	—	101	—			101
Other investment	5,350	—	(5,350)	5	(h)	—
Other Assets	—	3,014	(3,014)	5	(d)	—

Total assets	$6,930	$126,155	$342,469			$475,554

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,597	$462	$—			$2,059
Accrued research and development costs	26	—	(26)	5	(g)	—
Accrued expenses	220	11,053	(220)	5	(g)	11,053
Operating lease liability, current	—	191	—			191
Warrant liability, related party	—	844	—			844

Total current liabilities	1,843	12,550	(246)			14,147
Accrued other liabilities, non-current	—	430	—			430
Operating lease liability, non-current	—	917	—			917

Total liabilities	1,843	13,897	(246)			15,494

Korsana Series Seed convertible preferred stock	—	24,964	(24,964)	5	(b)	—
Korsana Series A convertible preferred stock	—	150,573	(150,573)	5	(b)	—
Cyclerion Series B non-voting convertible preferred stock	—	—	24,964	5	(b)	24,964
Stockholders’ equity (deficit)
Cyclerion Series A convertible preferred stock	—	—	—			—
Cyclerion common stock	—	—	—			—
Korsana common stock	—	1	7	5	(b)	22
			14	5	(c)
Additional paid-in capital	281,039	3,320	150,566	5	(b)	502,114
			379,986	5	(c)
			(28,722)	5	(d)
			349	5	(j)
			(284,424)	5	(i)
Accumulated deficit	(275,952)	(66,600)	(520)	5	(a)	(67,040)
			(2,490)	5	(e)
			(112)	5	(f)
			(440)	5	(j)
			284,424	5	(i)
			(5,350)	5	(h)

Total stockholders’ equity (deficit)	5,087	(63,279)	493,288			435,096

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$6,930	$126,155	$342,469			$475,554

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2026

(In thousands, except share and per share amounts)

	Historical
	6(A) Cyclerion Therapeutics, Inc.	6(B) Korsana Biosciences Inc.	Transaction Accounting Adjustments	Note	Pro Forma Combined	Note
Operating expenses:
Research and development	$730	$26,991	$—		$27,721
General and administrative	4,250	6,220	—		10,470

Total operating expenses	4,980	33,211	—		38,191

Loss from operations	(4,980)	(33,211)	—		(38,191)
Other income (expense):
Interest income	48	2,341	—		2,389

Total other income (expense)	48	2,341	—		2,389

Net loss	$(4,932)	$(30,870)	$—		$(35,802)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	4,228	5,041,436			53,213,504	6	(d)

Weighted-average shares used in computing net loss per share attributable to Series B non-voting convertible preferred stockholders, basic and diluted	—	—			4,148	6	(d)

Net loss per share attributable to common stockholders, basic and diluted	$(1.17)	$(6.12)			$(0.62)

Net loss per share attributable to Series B non-voting convertible preferred stockholders, basic and diluted	$—				$(624.16)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except share and per share amounts)

	Historical
	6(C) Cyclerion Therapeutics, Inc.	6(D) Korsana Biosciences Inc.	Transaction Accounting Adjustments	Note		Pro Forma Combined	Note
Revenues:
Revenue from license agreements	$1,000	$—	$—			$1,000
Revenue from purchase agreement	800	—	—			800
Revenue from option agreement	274	—	—			274

Total revenues	2,074	—	—			2,074
Operating expenses:
Research and development	$959	$32,785	$—			$33,744
General and administrative	6,088	4,506	520	6	(a)	11,665
			112	6	(b)
			439	6	(c)

Total operating expenses	7,047	37,291	1,071			45,409

Loss from operations	(4,973)	(37,291)	(1,071)			(43,335)
Other income (expense):
Interest income	128	1,649	—			1,777
Gain from insurance recovery	1,317	—	—			1,317

Total other income (expense)	1,445	1,649	—			3,094

Net loss	$(3,528)	$(35,642)	$(1,071)			$(40,241)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,181	2,920,548				52,166,504	6	(d)

Weighted- average shares used in computing net loss per share attributable to Series B non-voting convertible preferred stockholders, basic and diluted	—	—				4,148	6	(d)

Net loss per share attributable to common stockholders, basic and diluted	$(1.11)	$(12.20)				$(0.71)

Net loss per share attributable to Series B non-voting convertible preferred stockholders, basic and diluted	$—	$—				$(714.58)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Merger

On April 1, 2026, Korsana entered into the Merger Agreement with Cyclerion, Cariboos Merger Sub Corp and Cariboos Merger Sub II, LLC, which agreement was subsequently amended on April 17, 2026, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Cariboos Merger Sub Corp merged with and into Korsana, with Korsana surviving as a wholly owned subsidiary of Cyclerion and the surviving corporation of the First Merger, and, immediately following the First Merger and as part of the same overall transaction, Korsana merged with and into Cariboos Merger Sub II, LLC, with Cariboos Merger Sub II, LLC being the surviving entity of the Second Merger. The Merger, including the Korsana Pre-Closing Financing, closed on September 8, 2026 following the effectiveness of Cyclerion’s registration statement on Form S-4 and receipt of approval by the stockholders of each of Korsana and Cyclerion, in the latter case pursuant to the Cyclerion Special Meeting. In connection with the Merger, Cariboos Merger Sub II, LLC changed its corporate name to “Korsana Biosciences Operating Company, LLC” and Cyclerion changed its name to “Korsana Biosciences, Inc.” Cyclerion following the Merger is referred to herein as the “Combined Company.” Subject to the terms and conditions of the Merger Agreement, at closing of the Merger:

a)

each then-outstanding share of Korsana common stock (including shares of Korsana common stock issued in connection with the Korsana Pre-Closing Financing) was converted into the right to receive a number of shares of Cyclerion common stock equal to the Exchange Ratio;

b)	each-then-outstanding share of Cyclerion Series A preferred stock was automatically converted solely into the right to receive a number of shares of Cyclerion common stock;

c)

each then-outstanding share of Korsana Series Seed preferred stock was converted into the right to receive a number of shares of newly created Cyclerion Series B non-voting preferred stock, which are each convertible into 1,000 shares of Cyclerion common stock, equal to the Exchange Ratio divided by 1,000;

d)

each-then-outstanding share of Korsana Series A preferred stock was automatically converted into the right to receive to a number of shares of Cyclerion common stock equal to the Exchange Ratio, as well a right to receive a pre-funded warrant to purchase Korsana common stock that was converted into a pre-funded warrant to purchase Cyclerion common stock, subject to adjustment as set forth in the form of the pre-funded warrant;

e)	each then-outstanding option to purchase Korsana common stock was assumed by Cyclerion and was converted into an option to purchase shares of Cyclerion common stock, adjusted for the Exchange Ratio;

f)	each then-outstanding warrant to purchase shares of Korsana common stock was converted into a warrant to purchase shares of Cyclerion common stock, adjusted for the Exchange Ratio;

g)	each then-outstanding share of Korsana restricted stock was assumed by Cyclerion, subject to adjustment as set forth in the Merger Agreement; and

h)

each then-outstanding pre-funded warrant to purchase shares of Korsana common stock was converted into a pre-funded warrant to purchase shares of Cyclerion common stock, subject to adjustment as set forth in the form of pre-funded warrant.

All Korsana restricted stock outstanding and unvested immediately prior to Closing (“Korsana Restricted Stock”) that was assumed by Cyclerion in the Merger remained unvested to the same extent and remained subject to the same repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement.

Under the terms of the Merger Agreement, the Cyclerion Board took actions to accelerate the vesting of certain outstanding equity awards including options to purchase Cyclerion common stock and restricted stock awards held by a current employee, director or consultant of Cyclerion as of the closing of the Merger. The acceleration of vesting of Cyclerion options and restricted stock awards occurred upon a modification of the awards as a result of the Merger. The incremental fair value associated with the modification to accelerate vesting has been included as an adjustment to the unaudited pro forma condensed combined financial information.

Each option to acquire shares of Cyclerion common stock with an exercise price less than or equal to the Cyclerion Closing Price was cancelled and converted into the right to receive an amount in cash, without interest, less any applicable tax withholding, equal to the product obtained by multiplying (A) the excess of the Cyclerion Closing Price over the exercise price per share of Cyclerion common stock underlying such Cyclerion option by (B) the number of shares of Cyclerion common stock underlying such Cyclerion option, and each option with an exercise price greater than the Cyclerion Closing Price to acquire shares of Cyclerion common stock was cancelled for no consideration. The incremental fair value of Cyclerion options associated with the modification to accelerate vesting and the cancellation of certain stock options for no consideration has been included as an adjustment to the unaudited pro forma condensed combined financial information.

Immediately following the Merger, Cyclerion securityholders as of immediately prior to the Merger own approximately 1.1% of the outstanding capital stock of the Combined Company on a fully diluted basis, former Korsana securityholders, excluding shares purchased in the Korsana Pre-Closing Financing, own approximately 45.5% of the outstanding capital stock of the Combined Company on a fully diluted basis, and shares and pre-funded warrants issued in the Korsana Pre-Closing Financing own approximately 53.4% of the outstanding capital stock of the Combined Company on a fully diluted basis.

Korsana stockholders received approximately 61,689,902 shares on a fully diluted basis in connection with the Merger, including (i) 7,290,660 shares of Cyclerion common stock and stock options subject to vesting terms, based on the number of shares of Korsana common stock outstanding immediately prior to the Merger, including Korsana restricted stock, (ii) the shares of common stock and pre-funded warrants issued in the Korsana Pre-Closing Financing, (iii) Korsana Series Seed non-voting preferred stock as of June 30, 2026, which was exchanged into shares of newly created Cyclerion Series B non-voting Preferred Stock, which are convertible into 1,000 shares of Cyclerion common stock, equal to the Exchange Ratio divided by 1,000, and (iv) Korsana Series A preferred stock outstanding as of June 30, 2026, which was converted into shares of Cyclerion common stock, as well as a right to receive a pre-funded warrant to purchase Korsana common stock that was converted into a pre-funded warrant to purchase shares of Cyclerion common stock, subject to adjustment as set forth in the form of the pre-funded warrant. These estimates are subject to certain inputs, which include, but are not limited to, (a) Cyclerion’s net cash as of the closing of the Merger being approximately $(2.3) million, (b) Korsana closing the Korsana Pre-Closing Financing for an aggregate purchase price of approximately $380.0 million, (c) a valuation for Cyclerion equal to $7.7 million based on net cash of $(2.3) million at closing, and (d) a valuation for Korsana equal to $268.4 million, in each case as further described in the Merger Agreement. The following table summarizes the pro forma number of shares of common stock of the Combined Company outstanding following the consummation of the transactions:

	Pro Forma (Assuming Cyclerion’s Net Cash at Closing of $(2.3) million)
Equity Capitalization Summary (fully diluted bas is) Upon Consummation of the Merger	Number of Shares Owned	% Ownership
Korsana stockholders(1)	28,363,094	45.5%
Cyclerion stockholders	673,367	1.1%
Investors participating in the Subscription Agreement(2)	33,326,808	53.4%

Total common stock of the combined company	62,363,269	100.0%

(1)	Includes 1,178,181 pre-funded warrants issued upon the conversion of Series A preferred stock after reflecting the Exchange Ratio.
(2)	Includes 4,183,665 pre-funded warrants issued in the Korsana Pre-Closing Financing after reflecting the Exchange Ratio.

Consummation of the Merger was subject to certain closing conditions, including, among other things, (1) approval by Cyclerion stockholders of the issuance of Cyclerion common stock, including shares of Cyclerion common stock issuable upon conversion of the Cyclerion Preferred Stock, and the other transactions proposed under the Merger Agreement, (2) approval by the requisite Korsana stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the listing application to be submitted in connection with the Merger, and (4) the effectiveness of this registration statement.

The employment agreement for Cyclerion’s employee include entitlement to a transaction bonus and severance of which was treated as pre-Merger compensation expense of Cyclerion, and was assumed by the Combined Company at the closing of the Merger to the extent they are not yet settled in cash beforehand by Cyclerion. Additionally, Cyclerion’s current Directors & Officers (“D&O”) policy was fully utilized at the closing of the Merger.

Private Financing Transaction — Subscription Agreement

In connection with the Merger, on April 1, 2026, Korsana and Cyclerion entered into the Subscription Agreement with certain institutional and accredited investors, pursuant to which such investors have agreed, subject to the terms and conditions of such agreements, to purchase immediately prior to the consummation of the Merger, 140,516,578 shares of Korsana common stock and 20,171,961 pre-funded warrants before giving effect to the Exchange Ratio, at an purchased price of $2.3648 per share and $2.3647 per warrant, for an aggregate purchase price of $380.0 million in a private placement. The closing of the Korsana Pre-Closing Financing was conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement and occurred immediately prior to the closing of the Merger. At the closing of the Merger, based on the Exchange Ratio, the Korsana common stock and pre-funded warrants subscribed for were converted into the right to receive 29,143,139 shares of Korsana common stock and 4,183,665 pre-funded warrants. Shares of Korsana common stock and pre-funded warrants to purchase shares of Korsana common stock issued pursuant to the Subscription Agreement were converted into shares of Cyclerion common stock and pre-funded warrants to purchase shares of Cyclerion common stock at the closing of the Merger per the Merger Agreement.

Contingent Value Rights Agreement

At or prior to the Effective Time of the Merger, Cyclerion entered into a Contingent Value Rights Agreement (“CVR Agreement”) whereby which Cyclerion’s pre-Merger shareholders received one contingent value right (each a “CVR”) for each outstanding share of Cyclerion common stock and Cyclerion preferred stock held by such shareholder on such date. Each CVR represents the contractual right to receive certain net proceeds, if any, derived from any consideration that is paid to Cyclerion as a result of the disposition of Cyclerion’s pre-Merger legacy assets, net of any indemnity obligations, transaction costs and certain other expenses, during the period beginning on the date of the closing of the Merger and ending (i) with respect to the sale, transfer, license or other disposition of all pre-Merger legacy assets other than those pre-Merger legacy assets described in the following clauses (ii) and (iii), upon the second anniversary of the Closing Date, (ii) with respect to Cyclerion’s right to receive payments under that License Agreement, dated June 3, 2021, between Cyclerion and Akebia Therapeutics, Inc. (the “Akebia License Agreement”), the earlier of (A) the fifteenth anniversary of the date of entry into the CVR Agreement and (B) the expiration or earlier termination by Akebia Therapeutics, Inc. of the Akebia License Agreement pursuant to its terms, and (iii) with respect to the sale, transfer or other disposition of the shares of common stock of Tisento Therapeutics Holdings, Inc. (“Tisento”) that were acquired by Cyclerion pursuant to that certain Asset Purchase Agreement, dated May 13, 2023, by and among Cyclerion, Tisento and JW Cycle, Inc., the earliest of (A) nine months following the date of the consummation of Tisento’s initial public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act, (B) the sale of Tisento, and (C) the seventh anniversary of the Closing Date.

The Legacy Asset CVR and the Tisento CVR payments were not probable or reasonably estimable upon close of the Merger. The Company will continue to assess probability for both CVR payments on a quarterly basis and will record a derivative liability when probable and reasonably estimable. Additionally, the Company had Preliminarily determined that the fair value of Tisento investment was not material given the current lack of observable pricing, the early state of Tisento’s development activities and the significant uncertainty regarding its potential value. Therefore, the Company had reduced the Tisento investment to zero for purposes of the pro forma financial information as presented in adjustment 5(h) below. The Company assessed the observable and unobservable data points to consider fair value estimates through closing of the transaction.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Merger. The unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 2026 and the unaudited proforma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Merger as if it had been consummated on January 1, 2025. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Merger and combines the historical balance sheets of Cyclerion and Korsana if the Merger had been consummated on June 30, 2026.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result of, among other reasons: (i) changes in initial assumptions in the determination of the accounting acquirer and related accounting, (ii) changes in the amount of Cyclerion net cash assumed at the closing date, and (iii) other changes in Cyclerion’s assets and liabilities, which are expected to be completed after the closing of the Merger, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Combined Company’s future results of operations and financial position. Prior to the consummation of the Merger, Cyclerion effected a one-for-seven reverse stock split of Cyclerions’ common stock, which became effective on September 8, 2026, which is reflected in the Exchange Ratio of 0.2074.

During the preparation of the accompanying unaudited pro forma combined financial information, Management is not aware of any material differences between Korsana’s accounting policies and the accounting policies of Cyclerion. Following the consummation of the Merger, Korsana conducted a more detailed review of Cyclerion’s accounting policies. As a result, Korsana may identify differences between the accounting policies of the two companies that, when conformed, could have had a material impact on the accompanying unaudited pro forma combined financial information.

3. Accounting for the Merger

The unaudited pro forma condensed combined financial information gives effect to the Merger, which was accounted for under U.S. GAAP as a reverse recapitalization of Cyclerion by Korsana, as the transaction is, in essence, the issuance of equity for Cyclerion’s net assets, which primarily consisted of nominal operations and nominal other net assets immediately before the Merger. Under this method of accounting, Korsana was considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger:

•	Immediately prior to the Merger, Korsana is not a variable interest entity as it has sufficient equity at risk in order to fund its next development milestones;

•	Korsana stockholders own a substantial majority of the voting rights in the Combined Company through existing ownership and additional interest through the Subscription Agreement;

•	Korsana’s largest stockholder retains the largest interest in the Combined Company (18.0%);

•	Korsana designated the initial members of the Combined Company board of directors;

•	Korsana’s executive management team became the management of the Combined Company; and

•	The Combined Company was renamed “Korsana Biosciences, Inc.”

As a result of Korsana being the accounting acquirer, Korsana’s assets and liabilities were recorded at their pre-combination carrying amounts. Cyclerion’s assets and liabilities were measured and recognized at their fair values as of the effective time of the Merger. The Company had preliminarily determined that the fair value of Tisento investment was not material given the current lack of observable pricing, the early state of Tisento’s development activities and the significant uncertainty regarding its potential value. Therefore, the Company reduced the carrying value of the Tisento investment to $0 for purposes of the pro forma financial information as presented in adjustment 5(h) below. The Company continued to assess observable and unobservable data points to consider fair value estimates through the closing of the transaction. The Company determined that the carrying value of the other acquired operating assets and liabilities approximates fair value, with no goodwill or other intangible assets recorded. Any difference between the consideration transferred and the fair value of the net assets of Cyclerion following the determination of the actual consideration transferred for Cyclerion was reflected as an adjustment to additional paid-in capital. For periods prior to closing of the Merger, the historical financial statements of Korsana became the historical financial statements of the Combined Company. The Merger was accounted for as a reverse recapitalization.

4. Shares of Cyclerion Common Stock, Convertible Preferred Stock, Options, and Warrants Issued to Korsana Stockholders upon Closing of the Merger

At the closing of the Merger, all outstanding shares of Korsana common stock, on a fully-diluted basis, were exchanged for shares of Cyclerion common stock based on the Exchange Ratio of 0.2074 shares of Cyclerion common stock for each share of Korsana common stock, determined in accordance with the terms of the Merger Agreement. Each share of Korsana Series Seed preferred stock was converted into the right to receive a number of shares of newly created Cyclerion Series B non-voting Preferred Stock, equal to the Exchange Ratio divided by 1,000 (and each such share of newly created Cyclerion Series B non-voting Preferred Stock has the right to convert into 1,000 shares of Cyclerion common stock, subject to certain limitations). The number of shares of Cyclerion common stock that Cyclerion issued to Korsana’s stockholders assumes Cyclerion net cash at the closing of the Merger was $(2.3) million and was determined as follows:

Shares of Korsana common stock outstanding as of June 30, 2026 (l)	6,000,000
Shares of Korsana convertible preferred stock to be issued in exchange of Korsana non-voting convertible preferred stock	20,000,000
Shares of Korsana convertible preferred stock to be issued in exchange of Korsana common stock	69,819,280
Shares of Korsana convertible preferred stock to be issued in exchange of Korsana pre-funded warrants	5,680,720
Shares of Korsana common stock to be issued upon exercise of Korsana stock options (2)	34,152,978
Shares of Korsana common stock to be issued upon exercise of Korsana warrants(3)	1,102,561
Shares of Korsana common stock to be issued in connection with the Subscription Agreements, see Note 5(c)	140,516,578
Korsana pre-funded warrants to be issued in connection with the Subscription Agreements, see Note 5(c)	20,171,961

Total Korsana fully diluted shares prior to the closing of the merger	297,444,078
Exchange Ratio	0.2074

Fully diluted shares to be issued to Korsana stockholders and Investors participating in Subscription Agreements upon closing of the Merger	61,689,902

(1)	Represents shares of Korsana common stock outstanding as of June 30, 2026, including 1,000,000 shares of unvested Korsana restricted stock.
(2)	Represents the outstanding options as of June 30, 2026 to acquire Korsana common stock.
(3)	Represents the outstanding warrants as of June 30, 2026 to acquire Korsana common stock.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

5(A) Derived from the unaudited balance sheet of Cyclerion as of June 30, 2026.

5(B) Derived from the unaudited balance sheet of Korsana as of June 30, 2026.

Pro forma Balance Sheet Transaction Accounting Adjustments:

5(a) To reflect incremental compensation expense of $0.5 million related to severance payments resulting from pre-existing employment agreement or from approval from the Cyclerion Board that were incurred prior to the closing of the Merger. The pro forma adjustment is reflected as a decrease in cash of $0.5 million for the severance payments made subsequent to June 30, 2026 and an increase to accumulated deficit of $0.5 million.

5(b) To reflect the conversion of all outstanding shares of Korsana Series A preferred stock, with a carrying amount of $150.6 million, to Cyclerion common stock and pre-funded warrants, as well as to reflect the reclassification of all outstanding Korsana Series Seed preferred stock, with a carrying value of $25.0 million, to newly created Cyclerion Series B preferred stock outside of stockholder’s equity (deficit). The Company’s Series B Non-Voting Convertible Preferred Stock are classified within temporary (mezzanine) equity under ASC 480 and ASC 480-10-S99. Although the Series B Preferred Stock is not mandatorily redeemable, certain provisions may require the Company to transfer cash or other assets upon the occurrence of events not solely within the Company’s control. For example, the Series B Preferred Stock includes fundamental transaction provisions pursuant to which, upon the occurrence of certain merger, change-in-control, or other similar transactions, holders may receive cash or other non-equity consideration in lieu of common shares. The occurrence of such transactions is not solely within the control of the Company and may involve shareholder approval. The conversion of the Korsana Series A preferred stock is recorded at the issuance of Cyclerion common stock at par value with the remaining amount recorded to additional paid-in capital.

5(c) To reflect the issuance of 29,143,139 shares of Korsana common stock and 4,183,665 pre-funded warrants, after giving effect to the Exchange Ratio, pursuant to the Subscription Agreement, for an aggregate purchase price of $380.0 million. The issuance of shares in connection with the Subscription Agreement are recorded as the issuance of Korsana common stock at par value with the remaining amount recorded to additional paid-in-capital.

5(d) To reflect estimated transaction costs of $25.7 million, not yet reflected in the historical financial statements, that are expected were incurred by Korsana in connection with the Merger and Pre-Closing Financing, and $3.0 million reflected in the historical financial statements as deferred offering costs, such as advisory, legal and auditor fees, as a reduction in cash in the unaudited pro forma condensed combined balance sheet. As the Merger was accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets of Cyclerion, these direct and incremental costs are treated as a reduction of the net proceeds received within additional paid-in capital.

5(e) To reflect estimated transaction costs of $2.5 million, not yet reflected in the historical financial statements, which were incurred by Cyclerion in connection with the Merger, such as advisory, legal and auditor fees and including the estimated $0.6 million cost of a D&O tail policy, as a reduction in cash and an increase in accumulated deficit of $2.5 million in the unaudited pro forma condensed combined balance sheet.

5(f) To derecognize $0.1 million of Cyclerion’s prepaid expenses and other current assets consisting of $0.1 million of prepaid expenses related to software that was not fully utilized at the closing of the Merger.

5(g) To derecognize $0.2 million of Cyclerion’s accrued expenses consisting of $0.2 million of accrued professional and consulting fees that were paid prior to the closing of the Merger.

5(h) To reflect the elimination of Cyclerion’s historical equity investment of $5.3 million given the current lack of observable pricing, the early state of Tisento’s development activities and the significant uncertainty regarding its potential value. The Company has determined the fair value of the Tisento investment to be $0 and assessed observable and unobservable data points to consider fair value estimates through closing of the transaction.

5(i) To reflect the recapitalization of Korsana and the derecognition of accumulated other comprehensive income and the accumulated deficit of Cyclerion, which is reversed to additional paid-in capital.

The derecognition of accumulated deficit of Cyclerion of $284.5 million is determined as follows (in thousands):

Accumulated deficit of Cyclerion as of June 30, 2026	$275,952
Compensation expense related to Cyclerion severance payments, see Note 5(a)	520
Estimated transaction costs of Cyclerion, see Note 5(e)	2,490
Derecognition of Cyclerion prepaid expenses, see Note 5(f)	112
Change in fair value of equity investment, see Note 5(h)	5,350

Total adjustment to derecognize the accumulated deficit of Cyclerion	$284,424

5(j) To reflect the one-time post combination stock compensation expense of $0.4 million in general and administrative expense related to the acceleration of equity awards pursuant to a modification to accelerate vesting of certain Cyclerion stock options and restricted stock awards per the terms of the Merger Agreement, and a one-time cash payment of less than $0.1 million to settle certain in-the-money stock options.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

6(A) Derived from the unaudited condensed consolidated statements of operations and comprehensive loss of Cyclerion for the six months ended June 30, 2026.

6(B) Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of Korsana for the six months ended June 30, 2026.

6(C) Derived from the audited consolidated statements of operations and comprehensive loss of Cyclerion for the year ended December 31, 2025.

6(D) Derived from the audited consolidated statement of operations and comprehensive loss of Korsana for the year ended December 31, 2025.

Korsana and Cyclerion did not record any provision or benefit for income taxes during the year ended December 31, 2025 nor for the six months ended June 30, 2026 because each company incurred a pre-tax loss in 2025 and expects to incur a pre-tax loss in 2026 and each company maintained a full valuation allowance on its deferred tax assets. Accordingly, the Company has not reflected any income tax effects related to the pro forma adjustments as it continues to expect a full valuation allowance will be required following the transaction.

Pro forma Statements of Operations Transaction Accounting Adjustments:

6(a) To reflect incremental compensation expense related to severance payments recorded in general and administrative expenses of $0.5 million, resulting from pre-existing employment agreement or from approval from the Cyclerion Board that were incurred upon the closing of the Merger, corresponding to the adjustment described in Note 5(a) as if it was made on January 1, 2025.

6(b) To reflect the derecognition of Cyclerion’s prepaid expenses and other current assets of $0.1 million related to $0.1 million of software that was not fully utilized at the closing of the Merger, corresponding to the adjustment made in Note 5(f) as if it was made on January 1, 2025.

6(c) To reflect the one-time postcombination stock compensation expense of $0.4 million in general and administrative expense pursuant to a modification to accelerate vesting of certain stock options and restricted stock awards, and the one-time cash payment above fair value to settle certain in-the-money stock options corresponding to the adjustment made in Note 5(j) as if it was made on January 1, 2025.

6(d) The pro forma combined basic and diluted net loss per share has been adjusted to reflect the pro forma net loss for the six months ended June 30, 2026 and the year ended December 31, 2025. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the total number of shares of common stock of the Combined Company for the respective periods, after giving effect to the one-for-seven reverse stock split on Cyclerion’s common stock reflected in the Exchange Ratio of 0.2074. Pro forma weighted average shares outstanding includes the pre-funded warrants related to the Subscription Agreement as the exercise price is negligible and they are fully vested and exercisable. Shares of newly created Cyclerion Series B non-voting Preferred Stock share the same characteristics as common stock and have no substantive preference attributed to them and, accordingly, have been considered a class of common stock in the computation of net loss per share regardless of their legal form. Net loss is allocated to common stock based on its proportional ownership on an as-converted basis. Net loss is not allocated to participating securities as they do not have an obligation to fund losses.

The pro forma weighted average shares have been calculated as follows:

June 30, 2026
Basic and Diluted
Net loss attributable to common stockholders (in thousands)	$(33,213)
Net loss attributable to Series B non-voting convertible preferred stockholders (in thousands)	$(2,589)
Historical weighted average number of Cyclerion common shares outstanding	4,228,000
Shares of Cyclerion common stock issued to Korsana stockholders upon close of Merger, assuming consummation of the Merger as of January 1, 2025(1)	48,985,504

Pro forma combined weighted average number of common shares outstanding	53,213,504

Pro forma combined weighted average number of shares of Series B non-voting convertible preferred stock outstanding	4,148
Net loss per share attributable to common stockholders, basic and diluted	$(0.62)
Net loss per share attributable to Series B non-voting convertible preferred stockholders, basic and diluted	$(624.16)

December 31, 2025
Basic and Diluted
Net loss attributable to common stockholders (in thousands)	$(37,277)
Net loss attributable to Series B non-voting convertible preferred stockholders (in thousands)	$(2,964)
Historical weighted average number of Cyclerion common shares outstanding	3,181,000
Shares of Cyclerion common stock issued to Korsana stockholders upon close of Merger, assuming consummation of the Merger as of January 1, 2025(1)	48,985,504

Pro forma combined weighted average number of common shares outstanding	52,166,504

Pro forma combined weighted average number of shares of Series B non-voting convertible preferred stock outstanding	4,148
Net loss per share attributable to common stockholders, basic and diluted	$(0.71)
Net loss per share attributable to Series B non-voting convertible preferred stockholders, basic and diluted	$(714.58)

(1)	Represents the shares of Cyclerion common stock and pre-funded warrants issued to Korsana stockholders at the closing of the Merger, excluding (i) the outstanding and unvested Korsana restricted stock and options to purchase Korsana common stock at the closing of the Merger that were converted to the right to receive 207,400 shares of the Cyclerion common stock as of June 30, 2026 and December 31, 2025, and 7,083,260 options to purchase shares of Cyclerion common stock as of June 30, 2026 and December 31, 2025 after reflecting the Exchange Ratio, (ii) the outstanding shares of Korsana Series Seed preferred stock that were exchanged for 4,148 shares of newly created Cyclerion Series B Preferred Stock as of June 30, 2026 and December 31, 2025, and (iii) the outstanding warrants to purchase Korsana common stock at the closing of the Merger that were converted to the right to receive 228,738 warrants to purchase shares of Cyclerion common stock as of June 30, 2026 and December 31, 2025, after reflecting the Exchange Ratio. The shares of Cyclerion common stock issued in exchange for shares of Korsana restricted stock and options to purchase shares of Cyclerion common stock issued in exchange for options to purchase shares of Korsana common stock are subject to the same vesting and forfeiture conditions, applicable, as they were prior to the Merger.

Please see below selected financial data presenting selected share and per share data reflecting the effect of the reverse stock split on all periods previously reported. The selected financial data is derived from the consolidated financial statements included in the Cyclerion Annual Report on Form 10-K filed with the SEC on March 30, 2026 and Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026, as adjusted to reflect the Exchange Ratio of 0.2074, which is reflective of a one-for-seven reverse stock split, for all periods presented.

	Years Ended
AS REPORTED	December 31,
(in thousands, except for per share amounts)	2025	2024
Weighted average number of Cyclerion common shares outstanding, basic and diluted	3,181	2,518
Common shares outstanding at period end	3,821	2,546
Net loss attributable to common stockholders	$(3,528)	$(3,063)
Net loss per share, basic and diluted	$(1.10)	$(1.21)

	Three Months Ended March 31,
	2026	2025
Weighted average number of Cyclerion common shares outstanding, basic and diluted	4,205	2,556
Common shares outstanding at period end	4,241	3,061
Net loss attributable to common stockholders	$(3,177)	$(1,429)
Net loss per share, basic and diluted	$(0.76)	$(0.56)

	Three Months Ended June 30,
	2026	2025
Weighted average number of Cyclerion common shares outstanding, basic and diluted	4,251	3,071
Common shares outstanding at period end	4,256	3,076
Net loss attributable to common stockholders	$(1,755)	(324)
Net loss per share, basic and diluted	$(0.41)	$(0.11)

	Six Months Ended June 30,
	2026	2025
Weighted average number of Cyclerion common shares outstanding, basic and diluted	4,228	2,842
Common shares outstanding at period end	4,256	$3,076
Net loss attributable to common stockholders	$(4,932)	$(1,753)
Net loss per share, basic and diluted	$(1.17)	$(0.62)

AS ADJUSTED FOR THE ONE-FOR-SEVEN REVERSE STOCK	Years Ended
SPLIT (REFLECTED IN EXCHANGE RATIO OF 0.2074)	December 31,
(in thousands, except for per share amounts)	2025	2024
Weighted average number of Cyclerion common shares outstanding, basic and diluted	454	360
Common shares outstanding at period end	546	364
Net loss attributable to common stockholders	$(3,528)	$(3,063)
Net loss per share, basic and diluted	$(128.81)	$(117.44)

	Three Months Ended March 31,
	2026	2025
Weighted average number of Cyclerion common shares outstanding, basic and diluted	601	365
Common shares outstanding at period end	606	437
Net loss attributable to common stockholders	$(3,177)	$(1,429)
Net loss per share, basic and diluted	$(189.08)	$(255.52)

	Three Months Ended June 30,
	2026	2025
Weighted average number of Cyclerion common shares outstanding, basic and diluted	607	439
Common shares outstanding at period end	608	439
Net loss attributable to common stockholders	$(1,755)	(324)
Net loss per share, basic and diluted	$(346.03)	$(1,354.06)

	Six Months Ended June 30,
	2026	2025
Weighted average number of Cyclerion common shares outstanding, basic and diluted	604	406
Common shares outstanding at period end	608	439
Net loss attributable to common stockholders	$(4,932)	$(1,753)
Net loss per share, basic and diluted	$(122.47)	$(231.60)